NOTICE & PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

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☒    Preliminary Proxy Statement                                  ☐    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☐    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CLICK COMMERCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No	fee required

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

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CLICK COMMERCE, INC.
200 East Randolph Drive
Suite 4900
Chicago, Illinois 60601
(312) 482-9006

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on August     , 2002

Notice is hereby given that a Special Meeting of Stockholders (the “Special Meeting”) of Click Commerce, Inc. (the “Company”) will be held on August            , 2002 at the Mid-America Club, 200 East Randolph Drive, Chicago, Illinois at 9:00 a.m. Central Daylight Time, for the following purposes:

1.
To approve an amendment to the Company’s Certificate of Incorporation which will effect a reverse stock split of all of the outstanding shares of common stock, at a ratio between 1-for-2 and 1-for-5 if and as determined by the Board of Directors of the Company (the “Board”). A copy of the proposed amendment is attached as Exhibit A to the enclosed proxy statement.

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on July 26, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof.

By order of the Board of Directors

David S. Stone Secretary

All stockholders are cordially invited to attend the Special Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the Special Meeting. A return envelope (which is postage pre-paid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain from the record holder a proxy issued in your name.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST     , 2002

Information Concerning Solicitation and Voting

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Click Commerce, Inc., a Delaware corporation (the “Company”), for use at the Special Meeting of Stockholders to be held on August    , 2002 (the “Special Meeting”) at 9:00 a.m. Central Daylight Time, or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the Mid-America Club, 200 East Randolph Drive, Chicago, Illinois. This proxy statement and accompanying proxy card were mailed on or about August     , 2002 to all stockholders entitled to vote at the Special Meeting.

Solicitation of Proxies

The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. Brokers and other nominees who held common stock of the Company at the close of business on July 26, 2002 (the “Record Date”) will be asked to contact the beneficial owners of the shares which they hold to send proxy materials to and obtain proxies from such beneficial owners.

Voting Rights and Outstanding Shares

Only holders of record of the Company’s Common Stock, par value $.001 per share (the “Common Stock”) at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, the Company had 40,168,706 shares of Common Stock outstanding and entitled to a vote. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all of the votes entitled to be cast at the Special Meeting, including shares represented by proxies that reflect abstentions, shall constitute a quorum. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. All proposals require the affirmative “FOR” vote of a majority of those shares present and entitled to vote. An abstention as to any matter, when passage required the vote of a majority of the votes entitled to be cast at the Special Meeting, will have the effect of a vote “AGAINST.” Broker non-votes (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will not be considered as they are not entitled to vote, and will not be counted for any purpose in determining whether a matter has been approved.

If there is not a quorum at the Special Meeting, the stockholders entitled to vote at the Special Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Special Meeting until such time as there is a quorum. The Special Meeting may be reconvened without notice to stockholders, other than an announcement at the prior adjournment of the Special Meeting, within 30 days after the Record Date, and a quorum must be present at such reconvened meeting.

Representatives of Computershare Investor Services LLC, the Company’s transfer agent, will tabulate the votes and act as the inspector of the election at the Special Meeting.

If a proxy in the form enclosed is duly executed, dated and returned, and it has not been revoked in accordance with the instructions set forth therein, the shares of Common Stock represented thereby will be voted by Michael W. Ferro, Jr. and Rebecca S. Maskey, the Board’s proxy agents for the Special Meeting, in accordance with the specifications made thereon by the stockholder. If no such specifications are made, such proxy will be voted (i) for the amendment to the Company’s Certificate of Incorporation; and (ii) at the discretion of Mr. Ferro and Ms. Maskey, with respect to such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Special Meeting by giving notice of revocation to the Company in writing at the meeting. The Company requests that all such written notices of revocation to the Company be addressed to Rebecca Maskey, Click Commerce, Inc., 200 East Randolph Drive, Suite 4900, Chicago, Illinois 60601.

PROPOSAL TO BE VOTED ON

PROPOSAL NO. 1:

APPROVAL OF AMENDMENT TO CERTIFICATE OF
INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

The Board has unanimously adopted a resolution approving, and recommending to the Company’s stockholders for approval, a proposal to amend Article IV of the Company’s Certificate of Incorporation authorizing a reverse stock split of the outstanding shares of Common Stock at a ratio ranging from 1-for-2 to 1-for-5, as determined by the Board to be in the Company’s best interests (the “Reverse Stock Split”), or to abandon the Reverse Stock Split. The form of the proposed amendment is attached to this proxy statement as Exhibit A (the “Reverse Stock Split Amendment”). The Board believes that approval of a range of reverse split ratios, rather than approval of a specific reverse split ratio, provides the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split. The Reverse Stock Split Amendment will effect the Reverse Stock Split by reducing the number of outstanding shares of Common Stock by the ratio determined by the Board to be in the Company’s best interests, but will not increase the par value of the Common Stock, and will not change the number of authorized shares of Common Stock.

Reasons for the Reverse Stock Split Amendment

The Common Stock is quoted on the Nasdaq National Market. In order for a listed company’s common stock to continue to be quoted on the Nasdaq National Market, it must satisfy various listing maintenance standards established by Nasdaq. Among other things, a listed company is required to have stockholders’ equity of at least $10 million, and the common stock held by persons other than officers, directors and beneficial owners of greater than 10% of the company’s total outstanding shares, often referred to as the public float, must have an aggregate market value of at least $5 million. Additionally, at least 400 persons must own at least 100 shares and the listed company’s common stock must have a minimum bid price of at least $1.00 per share. On June 7, 2002, the Company received a letter from Nasdaq informing the Company that, for the prior 30 consecutive trading days, the price of the Common Stock had closed below the minimum $1.00 per share requirement for continued listing in the Nasdaq National Market. In addition, the letter notified the Company that if the minimum bid price of the Common Stock had not closed above $1.00 for at least 10 consecutive trading days before September 5, 2002, the Common Stock would be delisted from the Nasdaq National Market, pending any appeals to Nasdaq the Company may have. If a company is unable to meet the Nasdaq National Market listing requirements, its common stock may be transferred to the Nasdaq SmallCap Market. In order for a listed company’s common stock to be quoted on the Nasdaq SmallCap Market, the company must satisfy various listing maintenance standards established by Nasdaq. If a company was not able to meet these requirements for listing on the Nasdaq SmallCap Market, its common stock would trade on the OTC Bulletin Board maintained by the National Quotation Bureau, Inc. Such alternatives are generally considered to provide less efficient markets with a narrower investor base than the Nasdaq National Market.

The Board has determined that the continued listing of the Common Stock on the Nasdaq National Market is in the best interests of the Company’s stockholders. If the Common Stock was delisted from the Nasdaq National

Market, the Board believes that the liquidity in the trading market for the Common Stock would be significantly decreased, which would likely reduce the trading price and increase the transaction costs of trading shares of the Common Stock.

The purpose of the Reverse Stock Split is to increase the market price of the Common Stock. The Board intends to effect a reverse split only if the Board believes that a decrease in the number of shares outstanding is likely to improve the trading price for the Common Stock and improve the likelihood that the Company will be allowed to maintain the Common Stock’s listing on the Nasdaq National Market. The Reverse Stock Split will be effectuated at a ratio ranging from 1-for-2 to 1-for-5, as determined in the Board’s sole discretion. In determining the ratio of the Reverse Stock Split, the Board will assess numerous factors, including an analysis of the Company’s most recent financial and operating performance and general economic conditions, and will place emphasis on the closing price of the Common Stock on the days immediately preceding the day on which the Reverse Stock Split Amendment is filed. The judgment of the Board as to the ratio will be conclusive.

If the Company’s stockholders authorize the Reverse Stock Split proposal, the Board will have the discretion to implement a Reverse Stock Split in the event the Company does not continue to meet Nasdaq’s minimum bid price listing standard or if the Board otherwise determines that a reverse split would be in the best interests of the Company and its stockholders. If the trading price of the Common Stock increases without a Reverse Stock Split, the Reverse Stock Split may not be necessary.

The effect of the Reverse Stock Split upon the market price for the Common Stock cannot be predicted, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of the Common Stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of the Common Stock outstanding resulting from the Reverse Stock Split. The market price of the Common Stock may also be based on the Company’s performance and other factors, some of which may be unrelated to the number of shares outstanding. Furthermore, the possibility exists that liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. The market price per share after the Reverse Stock Split may not remain in excess of the $1.00 minimum bid price as required by Nasdaq, and the Company may not otherwise meet the Nasdaq requirements for continued inclusion for trading on the Nasdaq National Market.

Potential Effects of the Reverse Stock Split

The immediate effect of the Reverse Stock Split will be to reduce the number of shares of the Common Stock outstanding. All outstanding options, warrants, rights and convertible securities will be appropriately adjusted for the Reverse Stock Split, as required by their terms. None of the rights currently accruing to holders of the Common Stock, options or warrants to purchase Common Stock will be affected by the Reverse Stock Split.

The Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of the Company’s stockholders owning a fractional share. In lieu of issuing fractional shares, the Company will pay cash for each fractional share to each stockholder owning fractional shares, as described below. Although the Reverse Stock Split will not affect any stockholder’s percentage ownership or proportionate voting power (subject to the treatment of fractional shares), the number of authorized shares of Common Stock will not be reduced and will increase the ability of the Board to issue such authorized and unissued shares without further stockholder action. This issuance of such additional shares of Common Stock, if such shares were issued, may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding Common Stock.

If approved, the Reverse Stock Split will result in some stockholders owning “odd-lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

The reverse split will not affect the par value of the Company’s Common Stock. The per share net income or loss and net book value of the Company’s Common Stock will be increased because there will be fewer shares of the Company’s Common Stock outstanding.

Rights and Preferences of our Common Stock

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Stock Split will remain the same. After the effectiveness of the Reverse Stock Split, the Company does not anticipate that its financial condition, the percentage ownership of management, the number of stockholders, or any aspect of its business would materially change as a result of the Reverse Stock Split.

The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act.

Increase of Shares of Common Stock Available for Future Issuance

As a result of the Reverse Stock Split, there will be a reduction in the number of shares of Common Stock issued and outstanding, and an associated increase in the number of authorized shares that would be unissued and available for future issuance after the Reverse Stock Split. The increase in these available shares could be used for any proper corporate purpose approved by the Board.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split, if approved by the Company’s stockholders, will become effective (the “Effective Date”) upon the filing with the Delaware Secretary of State of a Certificate of Amendment to the Company’s Certificate of Incorporation, in substantially the form of the Reverse Stock Split Amendment attached to this Proxy Statement as Exhibit A, with the exact split ratio to be determined by the Board. The Board expects that this filing will take place on or shortly after the date of the Special Meeting, assuming that the Company’s stockholders approve the Reverse Stock Split. However, the Board will determine the exact timing of the filing of the Certificate of Amendment, based upon its evaluation as to when this action will be most advantageous to the Company and its stockholders, and the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time before filing the Reverse Stock Split Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders.

As soon as practicable after the Effective Date, stockholders will be notified by a press release as to the effectiveness of the Reverse Stock Split. The Company’s transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Such person is referred to as the “exchange agent.” Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

Fractional Shares

The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share resulting from the Reverse Stock split would be rounded down to the nearest whole share.

Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio would instead receive cash upon surrender to the exchange agent of the certificates and a properly completed and executed letter of transmittal. The cash amount to be paid to each stockholder will be equal to the resulting fractional interest in one share of the Common Stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of the Common Stock on the trading day immediately preceding the effective date of the Reverse Stock Split.

Certain Federal Income Tax Consequences

The following is a summary of material federal income tax consequences of the Reverse Stock Split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This information is based on the provisions of the United States federal income tax law as of the date of this Proxy Statement, which are subject to change retroactively as well as prospectively. This summary also assumes that stockholders hold the shares as a “capital asset,” as defined in the Internal Revenue Code of 1986 (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the consequences of the Reverse Stock Split. Other than the cash payments for fractional shares discussed below, a stockholder should recognize no gain or loss upon the stockholder’s exchange of shares pursuant to the Reverse Stock Split. The aggregate tax basis of the shares received in the Reverse Stock Split, including any fraction of a share deemed to have been received, would be the same as the stockholder’s aggregate tax basis in the shares exchanged. Stockholders who receive cash upon redemption of their fractional share interests in the shares as a result of the Reverse Stock Split will generally recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The federal income tax liabilities generated by the receipt of cash in lieu of a fractional interest should not be material in amount in view of the low value of the fractional interest. The stockholder’s holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the Reverse Stock Split. These beliefs regarding the tax consequence of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

Appraisal Rights

No appraisal rights are available under Delaware law or under our Certificate of Incorporation or Bylaws if a stockholder dissents from or votes against the proposal to approve the Reverse Stock Split Amendment. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally. Although the nature and extent of these rights or actions are uncertain and may vary depending upon the facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

Required Vote

The affirmative vote of a majority of all of the outstanding Common Stock entitled to vote at the Special Meeting is required to approve the Reverse Stock Split proposal. Michael W. Ferro, Jr., Founder, Chairman of the Board and Chief Executive Officer of the Company, and entities affiliated with Insight Capital Partners, with respect to which Jerry Murdock, a director of the Company, is affiliated, who or which hold collectively a majority of the outstanding shares of the Common Stock, have indicated their intention to vote in favor of the proposal.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION EFFECTING A REVERSE STOCK SPLIT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of June 30, 2002, concerning:

•
beneficial ownership of the Common Stock by Michael W. Ferro, Jr., Jerry Murdock and entities affiliated with Insight Capital Partners and Capital Group International, Inc. and its subsidiaries, the only beneficial owners of 5% or more of the Common Stock;

•	beneficial ownership of the Common Stock by all directors and by Michael W. Ferro, Jr., Rebecca S. Maskey, Stephen Cole and Patricia A. Plante (“Executive Officers”); and

•	beneficial ownership of the Common Stock by all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or Executive Officer is determined under the rules of the Securities and Exchange Commission (“SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the right to acquire as of September 24, 2002, 60 days after the record date of July 26, 2002, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, or dependent children within his or her household with respect to the shares set forth in the following table. Unless otherwise indicated, the address for all executive officers and directors is c/o Click Commerce, Inc., 200 East Randolph Drive, Suite 4900, Chicago, Illinois 60601.

BENEFICIAL OWNERSHIP TABLE

Name of Beneficial Owner	Shares of Common Stock	Shares Upon Exercise of Stock Options or Warrants	Awards of Deferred Common Stock	Total	Percent of Class
Stephen Cole	—	22,500	—	22,500	*
Michael W. Ferro, Jr.	14,274,321	—	—	14,274,321	35.5%
Dr. Michael Hammer(1)	197,476	20,000	36,244	253,720	*
Emmanuel A. Kampouris(2)	174,429	20,000	42,994	237,423	*
Peter N. Larson(3)	88,000	30,000	43,494	161,494	*
Rebecca S. Maskey	86,956	118,044	—	205,000	*
Andrew J. McKenna	2,000	9,480	34,062	45,542	*
Jerry Murdock(4)	7,252,835	20,000	36,244	7,309,079	18.2%
Entities affiliated with
Insight Capital Partners 527 Madison Ave., 10th Floor New York, New York 10022
Patricia A. Plante	—	41,250	—	41,250	*
John F. Sandner	9,000	10,850	33,744	53,594	*
Leslie D. Shroyer	79,339	20,000	—	99,339	*
Edwina D. Woodbury	2,500	20,000	50,742	73,242	*
Capital Group International, Inc.(5)	4,793,400	—	—	4,793,400	11.9%
11100 Santa Monica Blvd Suite 1500 Los Angeles, CA 90025
Frontier Capital Management Co. Inc.(6)	2,041,300	—	—	2,041,300	5.1%
99 Summer Street Boston, MA 02110
All directors and executive officers as a
group (12 persons)	22,166,856	332,124	277,524	22,776,504	55.9%

*Less	than one percent
(1)
Includes the following shares held by the children of Dr. Michael Hammer: 500 shares held by Allison Hammer; 500 shares held by Dana Hammer; 500 shares held by David Hammer; and 500 shares held by Jessica Hammer.

(2)
Includes 146,000 shares held by a charitable organization with respect to which Mr. Kampouris holds voting and investment power over such shares, but no pecuniary interest, and 15,000 shares held by the Kampouris Family Grantor Retained Annuity Trust (“GRAT”). Mr. Kampouris disclaims beneficial ownership of the shares held by the charitable organization and the GRAT.

(3)	Mr. Larson’s shares do not include shares held by his wife with respect to which Mr. Larson disclaims beneficial ownership and any pecuniary interest.
(4)
Includes 4,491,827 shares held by Insight Capital Partners III L.P., 1,004,820 shares held by Insight Capital Partners III—Coinvestors, L.P., and 1,530,269 shares held by Insight Capital Partners (Cayman) III, L.P. Insight Venture Associates III, L.L.C. is the general partner of each of Insight Capital Partners III, L.P., Insight Capital Partners III—Coinvestors, L.P., Insight Capital Partners (Cayman) III, L.P Mr. Murdock, a director of the Company, is a partner of Insight Venture Associates III, L.L.C. Mr. Murdock disclaims beneficial ownership of the shares held by Insight Capital Partners III, L.P., Insight Capital Partners III—Coinvestors, L.P., and Insight Capital Partners (Cayman) III, L.P., except to the extent of his pecuniary interests therein arising from his membership interest in Insight Venture Associates III, L.L.C.

(5)
As of December 31, 2001, according to a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2002, by Capital Group International, Inc. (“CGI”), the Common Stock reported herein is beneficially owned by CGI and its subsidiary, Capital Guardian Trust Company (the “Trust”). CGI has sole voting power over 4,004,500 shares of Common Stock and sole dispositive power over 4,793,400 shares of Common Stock. Its subsidiary, the Trust, has sole voting power over 3,989,400 shares of Common Stock and sole dispositive power over 4,778,300 shares of Common Stock. CGI and Trust disclaim beneficial ownership of the shares of the Company’s Common Stock reported herein.

(6)
As of March 31, 2002, according to a Form 13F-HR filed with the Securities and Exchange Commission on May 13, 2002 by Frontier Capital Management Co. Inc. (“Frontier”), Frontier had sole investment and voting power with respect to the 2,041,300 shares of Common Stock reported to be beneficially owned by Frontier.

Securities Authorized for Issuance Under Equity Compensation Plans
(as of December 31, 2001)

The following table sets forth information regarding equity compensation plans. All numbers listed in the table are on a pre-Reverse Stock Split basis.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities listed in column (a))
	(a)*	(b)	(c)*
Equity compensation plans approved by security holders	5,670,786	$7.12	984,049
Equity compensation plans not approved by security holders**	1,098,081	$9.11	—

Total	6,768,867	$7.45	984,049

*	All numbers are on a pre-Reverse Stock Split basis.
**	Option and warrants issued prior to the Company’s June 27, 2000 initial public offering.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

By order of the Board of Directors
David S. Stone
Secretary

Date: August     , 2002

EXHIBIT A

CERTIFICATE OF AMENDMENT
CERTIFICATE OF INCORPORATION
OF CLICK COMMERCE, INC.

(a Delaware corporation)

Click Commerce, Inc., a corporation organized and existing under the Delaware General Corporation Law (the “DGCL”) DOES HEREBY CERTIFY:

FIRST: The name of the corporation is Click Commerce, Inc. The original Certificate of Incorporation of Click Commerce, Inc. was filed with the Secretary of State of Delaware on August 20, 1996.

SECOND: Pursuant to Section 242(b) of the Delaware General Corporation Law (the “DGCL”) the Board of Directors of the corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote as a class has approved, the amendment to the Certificate of Incorporation of the corporation set forth in this Certificate of Amendment.

THIRD: Pursuant to Section 242 of the DGCL, the text of the Certificate of Incorporation is hereby amended to add the following paragraph to Article IV:

“Effective on the date of filing of this Certificate of Amendment with the Delaware Secretary of State, every             outstanding shares of common stock of the corporation will be combined into and automatically become one (1) outstanding share of common stock of the corporation and the authorized shares of the corporation shall remain as set forth in this Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing stock split; all shares of each series of common stock so split that are held by a stockholder will be aggregated by such series subsequent to the foregoing split and each fractional share resulting from such aggregation of each series held by a stockholder shall be rounded down to the nearest whole share. In lieu of any interest in a fractional share to which a stockholder would otherwise be entitled as a result of the foregoing split, the corporation shall pay a cash amount to such stockholder equal to the fair value of such fractional share as of the effective date of the foregoing split.”

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this     day of August, 2002, and the foregoing facts stated herein are true and correct.

CLICK COMMERCE, INC.

By:

Its:

000000 0000000000 0 0000
Click Commerce, Inc.
000000000.000 ext
000000000.000 ext
MR A SAMPLE		000000000.000 ext
DESIGNATION (IF ANY)		000000000.000 ext
ADD 1		000000000.000 ext
ADD 2		000000000.000 ext
ADD 3		000000000.000 ext
ADD 4
ADD 5		Holder Account Number
ADD 6
C 1234567890 J N T

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.		☐ Mark this box with an X if you have made changes to your name or address details above.

A B C 1 2 3 X

Special Meeting Proxy Card

A    Reverse Stock Split

The Board of Directors recommends a vote FOR the following resolutions.

To approve an amendment to the Company’s Certificate of Incorporation to permit the Board, at its discretion, to effect a reverse stock split of the Company’s outstanding common stock	For	Against	Abstain
	☐	☐	☐	MARK THIS BOX WITH AN X IF YOU PLAN TO ATTEND THE MEETING.	☐

B    Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Note: Please sign as name appears hereon. Joint owners should both sign. When signing as attorney, executor, administrator, guardian or officer, please give full title under signature. If this proxy is being submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Signature 1	Signature 2	Date (dd/mm/yyyy)

Proxy - Click Commerce, Inc.

200 East Randolph Drive, Suite 4900, Chicago, Illinois 60601
Proxy for Special Meeting of Stockholders Solicited on Behalf of the Board of Directors

The undersigned stockholder of Click Commerce, Inc., a Delaware corporation (the “Company”), hereby appoints MICHAEL W. FERRO, JR. and REBECCA S. MASKEY, or either of them, with full power of substitution in each of them, to attend the Special Meeting of Stockholders of the Company (the “Meeting”) to be held on August     , 2002, at 9:00 a.m. Central Daylight Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “for” the amendment to the Company’s Certificate of Incorporation and in the discretion of the proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)